Exhibit 10.4
December 1, 2008
Piedmont Natural Gas Company, Inc.
4720 Piedmont Row Drive
Charlotte, North Carolina 28210
Attention: Robert O. Pritchard, Treasurer

Re:	Amended and Restated Revolving Credit Facility
Ladies and Gentlemen:
     This Amended and Restated Revolving Credit Facility (this “Agreement”) is entered into between BANK OF AMERICA, N.A. (the “Lender”) and PIEDMONT NATURAL GAS COMPANY, INC., a North Carolina corporation (the “Borrower”). Terms not defined herein have the meanings assigned to them in Exhibit A hereto.
     The Borrower and the Lender have entered into that certain Revolving Credit Facility dated as of October 27, 2008 (as in effect on the date hereof, the “Existing Credit Facility”).
     The Borrower and the Lender desire to amend and restate the Existing Credit Facility to, among other things, extend the maturity date of the revolving credit facility and make certain other changes as set forth herein, all subject to the terms and conditions set forth in this Agreement.
1A. Amendment and Restatement. In order to facilitate the amendment and restatement of the Existing Credit Facility and otherwise to effectuate the desires of the Borrower and the Lender:
(a)	The Borrower and the Lender hereby agree that, (i) this Agreement constitutes an amendment and restatement of the Existing Credit Facility, and (ii) on the Closing Date, the terms and provisions of the Existing Credit Facility shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Existing Credit Facility, except as otherwise expressly provided herein, shall be superseded by this Agreement.

(b)	Notwithstanding this amendment and restatement of the Existing Credit Facility and any amendment and restatement of any related “Loan Documents” (as such term is defined in the Existing Credit Facility and referred to herein as the “Existing Loan Documents”), (i) all obligations outstanding under the Existing Credit Facility and other Existing Loan Documents (the “Existing Obligations”) shall, except to the extent repaid on the Closing Date, continue as obligations hereunder, and (ii) neither the execution and delivery of this Agreement or any other Loan Documents nor the consummation of any other transactions contemplated hereunder or thereunder is intended to constitute a novation of the Existing Credit Facility or of any of the other Existing Loan Documents or any obligations thereunder. Upon the effectiveness of this Agreement, all Loans owing by the Borrower

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and outstanding under the Existing Credit Facility shall be repaid with an advance of Loans hereunder. Together with such repayment, the Borrower shall pay (on the Closing Date) all accrued interest and fees with respect to the Existing Obligations.
1.	The Facility.
(a)	The Commitment. Subject to the terms and conditions set forth herein, the Lender agrees to make available to the Borrower until the Maturity Date a revolving credit facility providing for loans (“Loans”) in an aggregate principal amount not exceeding at any time $50,000,000 (the “Commitment”). Within the foregoing limit, the Borrower may borrow, repay and reborrow Loans until the Maturity Date.

(b)	Borrowings, Conversions, Continuations. The Borrower may request that Loans be (i) made as or converted to Base Rate Loans by irrevocable notice to be received by the Lender not later than 11:00 a.m. on the Business Day of the borrowing or conversion, or (ii) made as or converted to LIBOR Floating Rate Loans by irrevocable notice to be received by the Lender not later than 11:00 a.m. on the Business Day of the borrowing or conversion. Notices pursuant to this Paragraph 1(b) may be given by telephone if promptly confirmed in writing.
     Each Loan shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000.
(c)	Interest. At the option of the Borrower, Loans shall bear interest at a rate per annum equal to (i) the LIBOR Daily Floating Rate plus the Applicable Rate, or (ii) the Base Rate plus the Applicable Rate. Interest on Base Rate Loans when the Base Rate is determined by the Lender’s “prime rate” shall be calculated on the basis of a year of 365 or 366 days and actual days elapsed. All other interest hereunder shall be calculated on the basis of a year of 360 days and actual days elapsed.
The Borrower promises to pay interest for all Loans on (i) the first Business Day following the end of each month; and (ii) the Maturity Date. If the time for any payment is extended by operation of law or otherwise, interest shall continue to accrue for such extended period.
(1) After the date any principal amount of any Loan is due and payable (whether on the Maturity Date, upon acceleration or otherwise), or after any other monetary obligation hereunder shall have become due and payable (in each case without regard to any applicable grace periods), and (2) while any Event of Default exists, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Base Rate plus 2.000%. Accrued and unpaid interest on past due amounts shall be payable on demand.
In no case shall interest hereunder exceed the amount that the Lender may charge or collect under applicable law.
(d)	Evidence of Loans. The Loans and all payments thereon shall be evidenced by the Lender’s loan accounts and records; provided, however, that upon the request of the Lender, the Loans may be evidenced by a promissory note in the form of Exhibit B hereto in addition to such loan accounts and records. Such loan accounts, records and

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promissory note shall be conclusive absent manifest error of the amount of the Loans and payments thereon. Any failure to record any Loan or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to the Loans.
(e)	Unused Fee. The Borrower promises to pay a fee equal to 0.250% times the actual daily amount by which the Commitment exceeds the amount of Loans outstanding, payable in arrears on the last Business Day of each calendar quarter and on the Maturity Date, and calculated on the basis of a year of 360 days and actual days elapsed.

(f)	Repayment. The Borrower promises to pay all Loans then outstanding on the Maturity Date.
The Borrower shall make all payments required hereunder not later than 2:00 p.m. on the date of payment in same day funds in Dollars at the office of the Lender as set forth in Schedule 10.02 to the Incorporated Agreement or such other address as the Lender may from time to time designate in writing.
All payments by the Borrower to the Lender hereunder shall be made to the Lender in full without set-off or counterclaim and free and clear of and exempt from, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof. The Borrower shall reimburse the Lender for any taxes imposed on or withheld from such payments (other than taxes imposed on the Lender’s income, and franchise taxes imposed on the Lender, by the jurisdiction under the laws of which the Lender is organized or in which its principal office is located or any political subdivision thereof).
(g)	Prepayments. The Borrower may, upon same-day notice, prepay Loans on any Business Day. Prepayments of Loans must be in a principal amount of $500,000 or a whole multiple of $100,000, or, if less, the entire principal amount thereof then outstanding.

(h)	Commitment Termination or Reductions. The Borrower may, upon same-day notice, terminate the Commitment or from time to time permanently reduce the Commitment, provided, that (i) any such notice shall be received by the Lender no later than 11:00 a.m. on the date of such termination or reduction; (ii) any such partial reduction shall not be less than $10,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) the Borrower shall not terminate or reduce the Commitment if, after giving effect thereto and any concurrent prepayments hereunder, the outstanding amount of Loans would exceed the Commitment. All fees accrued until the effective date of any termination of the Commitment shall be paid on the effective date of such termination.
2.	Upfront Fee. Subject to the final sentence of this Paragraph 2, the Borrower shall pay to the Lender, for its own account, a fee (each an “Upfront Fee”) in the amounts and on the dates set forth below. Each such Upfront Fee shall be for the Lender’s Commitment under the revolving credit facility and shall be payable in full upon the date opposite such fee:

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Payment Date of Upfront Fee	Upfront Fee

December 4, 2008	$15,000
December 16, 2008	$25,000
December 26, 2008	$35,000
To the extent this Agreement is terminated prior to any of the above referenced “Payment Date of Upfront Fee,” then the Borrower shall not owe and shall have no obligation to pay any Upfront Fee on any such date or thereafter.
3.	Conditions Precedent to Loans.
(a)	Conditions Precedent to Initial Loan. As a condition precedent to the effectiveness of this Agreement and the obligation of the Lender to make any Loan on the Closing Date, the Lender must receive the following from the Borrower in form satisfactory to the Lender:
(i)	the enclosed duplicate of this Agreement duly executed and delivered on behalf of the Borrower;

(ii)	a certified borrowing resolution or other evidence of the Borrower’s authority to borrow;

(iii)	a certificate of incumbency;

(iv)	if requested by the Lender, a promissory note as contemplated in Paragraph 1(d) above;

(v)	such other documents and certificates (including legal opinions) as the Lender may reasonably request; and

(vi)	any fees and expenses required to be paid on or before the Closing Date shall have been paid.
(b)	Conditions to Each Borrowing. As a condition precedent to each borrowing (including the initial borrowing) of any Loan:
(i)	The Borrower must furnish the Lender with, as appropriate, a notice of borrowing;

(ii)	each representation and warranty set forth in Paragraph 4 below shall be true and correct in all material respects as if made on the date of such borrowing; and

(iii)	no Default shall have occurred and be continuing on the date of such borrowing.
Each notice of borrowing shall be deemed a representation and warranty by the Borrower that the conditions referred to in clauses (ii) and (iii) above have been met.

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4.	Representations and Warranties. The Borrower represents and warrants (which representations and warranties shall survive the Closing Date and each borrowing hereunder) that the representations and warranties contained in Article V (Representations and Warranties) of the Incorporated Agreement, including for purposes of this Paragraph 4 each Additional Incorporated Agreement Representation, are true and correct as if made on such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date. The representations and warranties of the Borrower referred to in the preceding sentence (including all exhibits, schedules and defined terms referred to therein) are hereby (or, in the case of each Additional Incorporated Agreement Representation, shall, upon its effectiveness, be) incorporated herein by reference as if set forth in full herein.

All such representations and warranties so incorporated herein by reference shall survive any termination, cancellation, discharge or replacement of the Incorporated Agreement.
5.	Covenants. So long as principal of and interest on any Loan or any other amount payable hereunder or under any other Loan Document remains unpaid or unsatisfied and the Commitment has not been terminated, the Borrower shall comply with all the covenants and agreements applicable to it contained in Article VI (Affirmative Covenants) and Sections 7.03, 7.04, 7.05, 7.06 and 7.07 (Negative Covenants) of the Incorporated Agreement, including for purposes of this Paragraph 5 each Additional Incorporated Agreement Covenant. In addition to the foregoing (but not in duplication of any other provisions of this Agreement), each of the Borrower and the Lender shall comply with the respective obligations applicable to each such party as such are set forth in Article III (Taxes, Yield Protection and Illegality) of the Incorporated Agreement. The covenants and agreements of the Borrower referred to in the preceding sentence (including all exhibits, schedules and defined terms referred to therein) are hereby (or, in the case of each Additional Incorporated Agreement Covenant, shall, upon its effectiveness, be) incorporated herein by reference as if set forth in full herein.

All such covenants and agreements so incorporated herein by reference shall survive any termination, cancellation, discharge or replacement of the Incorporated Agreement.

Any financial statements, certificates or other documents received by the Lender under the Incorporated Agreement shall be deemed delivered hereunder.
6.	Events of Default. The following are “Events of Default:”
(a)	The Borrower fails to pay any principal of any Loan as and on the date when due; or

(b)	The Borrower fails to pay any interest on any Loan, or any unused fee due hereunder, or any portion thereof, within five days after the date when due; or the Borrower fails to pay any other fee or amount payable to the Lender under any Loan Document, or any portion thereof, within five days after the date due; or

(c)	The Borrower fails to comply with any covenant or agreement incorporated herein by reference pursuant to Paragraph 5 above, subject to any applicable grace period and/or notice requirement set forth in Section 8.01 of the Incorporated Agreement (it being understood and agreed that any such notice requirement shall be met by the Lender’s giving the applicable notice to the Borrower hereunder); or

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(d)	Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e)	Any “Event of Default” specified in Section 8.01 of the Incorporated Agreement (including for purposes of this Paragraph 6(e) each Additional Incorporated Agreement Event of Default) occurs and is continuing, without giving effect to any waiver thereof pursuant to the Incorporated Agreement, it being agreed that each such “Event of Default” shall survive any termination, cancellation, discharge or replacement of the Incorporated Agreement.
Upon the occurrence of an Event of Default, the Lender may declare the Commitment to be terminated, whereupon the Commitment shall be terminated, and/or declare all sums outstanding hereunder and under the other Loan Documents, including all interest thereon, to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States of America, the Commitment shall automatically terminate, and all sums outstanding hereunder and under each other Loan Document, including all interest thereon, shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived.
7.	Miscellaneous.
(a)	The provisions of Section 1.05 of the Incorporated Agreement are hereby incorporated by reference, and each party hereto shall fully comply therewith, as if set forth in full herein.

(b)	All references herein and in the other Loan Documents to any time of day shall mean the local (standard or daylight, as in effect) time of Eastern time.

(c)	If at any time the Lender, in its sole discretion, determines that (i) adequate and reasonable means do not exist for determining the LIBOR Daily Floating Rate, or (ii) the LIBOR Daily Floating Rate does not accurately reflect the funding cost to the Lender of making such Loans, the Lender’s obligation to make or maintain LIBOR Floating Rate Loans shall cease for the period during which such circumstance exists.

(d)	No amendment or waiver of any provision of this Agreement (including any provision of the Incorporated Agreement incorporated herein by reference) or of any other Loan Document and no consent by the Lender to any departure therefrom by the Borrower shall be effective unless such amendment, waiver or consent shall be in writing and signed by a duly authorized officer of the Lender and a duly authorized officer of the Borrower, and any such amendment, waiver or consent shall then be effective only for the period and on the conditions and for the specific instance specified in such writing. No failure or delay by the Lender in exercising any right, power or privilege hereunder

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shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other rights, power or privilege.
(e)	Except as otherwise expressly provided herein, notices and other communications to each party provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy to the address provided from time to time by such party. Any such notice or other communication sent by overnight courier service, mail or telecopy shall be effective on the earlier of actual receipt and (i) if sent by overnight courier service, the scheduled delivery date, (ii) if sent by mail, the fourth Business Day after deposit in the U.S. mail first class postage prepaid, and (iii) if sent by telecopy, when transmission in legible form is complete. All notices and other communications sent by the other means listed in the first sentence of this paragraph shall be effective upon receipt. Notwithstanding anything to the contrary contained herein, all notices (by whatever means) to the Lender pursuant to Paragraph 1(b) hereof shall be effective only upon receipt. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified in writing by such Person for such purpose, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.
The Lender shall be entitled to rely and act upon any notices (including telephonic notices of borrowings, conversions and continuations) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Indemnitee from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Lender may be recorded by the Lender, and the Borrower hereby consents to such recording.
(f)	This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights and obligations hereunder. The Lender may at any time (i) assign all or any part of its rights and obligations hereunder to any other Person with the consent of the Borrower, such consent not to be unreasonably withheld, provided that no such consent shall be required if the assignment is to an affiliate of the Lender or if a Default exists, and (ii) grant to any other Person participating interests in all or part of its rights and obligations hereunder without notice to the Borrower. The Borrower agrees to execute any documents reasonably requested by the Lender in connection with any such assignment. All information provided by or on behalf of the Borrower to the Lender or its affiliates may be furnished by the Lender to its affiliates and to any actual or proposed assignee or participant.

(g)	The Borrower shall pay the Lender, on demand, all reasonable out-of-pocket expenses (including the fees, charges and disbursements of any counsel for the Lender) incurred by the Lender in connection with the enforcement of this Agreement or any instruments or agreements executed in connection herewith.

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(h)	The provisions of Sections 10.04(b) (Indemnification), 10.07 (Treatment of Certain Information; Confidentiality), 10.12 (Severability), 10.14 (Governing Law; Jurisdiction; Etc.), 10.15 (Waiver of Jury Trial) and 10.17 (USA PATRIOT Act) of the Incorporated Agreement are hereby incorporated by reference, and each party hereto shall fully comply therewith, as if set forth in full herein.

(i)	This Agreement may be executed in one or more counterparts, and each counterpart, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

(j)	THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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     Please indicate your acceptance of the Commitment on the foregoing terms and conditions by returning an executed copy of this Agreement to the undersigned not later than December 1, 2008.

BANK OF AMERICA, N.A.

By:	/s/ Scott K. Mitchell
Name: Scott K. Mitchell
Title: Senior Vice President
Accepted and Agreed to as of the date first written above:
PIEDMONT NATURAL GAS COMPANY, INC.

By:	/s/ Robert O. Pritchard
	Name:	Robert O. Pritchard
	Title:	Vice President, Treasurer and Chief Risk Officer

EXHIBIT A
DEFINITIONS

Additional Incorporated
Agreement Covenant:	A covenant or agreement that is added to Article VI (Affirmative Covenants) or VII (Negative Covenants) of the Incorporated Agreement after the date hereof; provided, however, to the extent the incorporation of such additional covenant or agreement would cause a default under Section 7.05 of the Incorporated Agreement, such additional covenant or agreement shall not be incorporated hereunder.

Additional Incorporated
Agreement Event of Default:	An “Event of Default” that is added to Section 8.01 of the Incorporated Agreement after the date hereof.

Additional Incorporated
Agreement Representation:	A representation or warranty that is added to Article V (Representations of the Borrower) of the Incorporated Agreement after the date hereof.

Affiliate:	Has the meaning set forth in the Incorporated Agreement.

Agreement:	This letter agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

Alternative Base Rate:	For all Loans, on any day any such Loan is outstanding, the fluctuating rate of interest (rounded upwards, as necessary, to the nearest 1/100 of 1%) equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Lender from time to time) at approximately 11:00 a.m., London time, on each day any such Loan is outstanding, for Dollar deposits with a term of one month, as adjusted from time to time in the Lender’s sole discretion for changes in deposit insurance requirements and other regulatory costs. If such rate is not available at such time for any reason, then the “Alternative Base Rate” shall be the rate per annum determined by the Lender to be the rate at which deposits in Dollars for delivery in immediately available funds in the approximate amount of the Dollar denominated Loans outstanding with a term equivalent to one month would be offered by the Lender’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time), on each day any such Loan is outstanding.

Applicable Rate:	The following percentages per annum, based upon the Debt Rating as set forth below:
Applicable Rate

Pricing	Debt Ratings	LIBOR Floating
Level	S&P/Moody’s	Rate and Base Rate
1	≥ AA-/Aa3	0.75%
2	A+/A1	1.00%
3	A/A2	1.25%
4	A-/A3	1.50%
5	≤ BBB+/Baa1	1.75%

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of the Borrower’s non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest); (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (c) if the Borrower has only one Debt Rating, the Pricing Level of such Debt Rating shall apply; and (d) if the Borrower does not have any Debt Rating, Pricing Level 5 shall apply.

Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the Compliance Certificate most recently delivered pursuant to Section 6.02(a) of the Incorporated Agreement. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

For the purposes of this definition, capitalized terms not otherwise defined herein shall have the meanings as specified therefor in the Incorporated Agreement.

Base Rate:	For any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Alternative Base Rate plus 1.00%, or (c) the rate of interest in effect for such day as publicly announced from time to time by the Lender as its “prime rate.” The Lender’s “prime rate” is a rate set by the Lender based upon various factors including the Lender’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by the Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

Base Rate Loan:	A Loan bearing interest based on the Base Rate.

Borrower:	Has the meaning set forth in the preamble to the Agreement.

Business Day:	Any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of North Carolina or the state where the Lender’s lending office is located.

Closing Date:	The first date all of the conditions precedent in Paragraph 3(a) are satisfied or waived by the Lender.

Commitment:	Has the meaning set forth in the Paragraph 1(a) of the Agreement.

Default:	Any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

Dollar or $:	The lawful currency of the United States of America.

Eurodollar Reserve Percentage:	For any day, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day applicable to the Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

Event of Default:	Has the meaning set forth in Paragraph 6.

Federal Funds Rate:	For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Lender on such day on such transactions as determined by the Lender.

Incorporated Agreement:	The Credit Agreement, dated as of April 25, 2006, among the Borrower, Bank of America, as Administrative Agent, Swing Line Lender and L/C Issuer, and the Lenders party thereto (as from time to time amended, modified, supplemented, restated, or amended and restated in accordance with the terms thereof so long as Bank of America, N.A. as lender under such Credit Agreement has approved such amendment, modification, supplement, restatement or amendment and restatement). A copy of the Incorporated Agreement is attached as Exhibit C. For purposes of this Agreement the Borrower specifically covenants and agrees that each term or provision of the Incorporated Agreement incorporated by reference into this Agreement is effective and binding upon the Borrower as if set forth herein. All such incorporated terms and provisions are incorporated herein with appropriate substitutions, including the following:

(i)	all references to “the Administrative Agent”, “the Arranger”, “the L/C Issuer”, “the Lenders”, “each Lender”, “any Lender”, and “the Required Lenders” shall be deemed to be references to the Lender;

(ii)	all references to “this Agreement” shall be deemed to be references to this Agreement and for purposes of Sections 7.04, 7.05 and 7.07 of the Incorporated Agreement, the Incorporated Agreement;

(iii)	all references to “Base Rate Loan” shall be deemed to be references to a Base Rate Loan;

(iv)	all references to “Borrower” shall be deemed to be references to the Borrower;

(v)	all references to “Commitment” shall be deemed references to the Commitment;

(vi)	all references to “Default” and "Event of Default” shall be deemed to be references to a Default and an Event of Default, respectively;

(vii)	all references to “any Loan Document,” “any other Loan Document” or the like shall be deemed to be references to the Loan Documents and for purposes of Sections 7.04, 7.05 and 7.07 of the Incorporated Agreement, the Loan Documents (as such term is defined in the Incorporated Agreement);

(viii)	all references to “Loans” shall be deemed to be references to the Loans;

(ix)	all references to “Maturity Date” shall be deemed to be references to the Maturity Date;

(x)	all references to “Obligations” shall be deemed to be references to obligations under this Agreement; and

(xi)	references to any schedules shall be deemed to be references to the schedules attached hereto as Exhibit D.

LIBOR Daily Floating Rate:	A rate per annum determined by the Lender pursuant to the following formula:

LIBOR Daily Floating Rate	=	LIBOR Daily Floating Base Rate

1.00 – Eurodollar Reserve Percentage

Where,

“LIBOR Daily Floating Base Rate” means, for all LIBOR Floating Rate Loans, on each day any such Loan is outstanding, the fluctuating rate of interest (rounded upwards, as necessary, to the nearest 1/100 of 1%) equal to the British Bankers Association LIBOR (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Lender from time to time) at approximately 11:00 a.m., London time, on each day any such Loan is outstanding, for Dollar deposits with a term equivalent to a one month Interest Period. If such rate is not available at such time for any reason, then the “LIBOR Daily Floating Base Rate” shall be the rate per annum determined by the Lender to be the rate at which deposits in Dollars for delivery in same day funds in the approximate amount of the LIBOR Floating Rate Loan being made, continued or converted and with a term equivalent to a one-month Interest Period would be offered by the Lender’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time), on each day any such Loan is outstanding.

LIBOR Floating Rate Loan:	A Loan bearing interest based on the LIBOR Daily Floating Rate.

Loan Documents:	This Agreement, and the promissory note and fee letter, if any, delivered in connection with this Agreement.

Maturity Date:	December 31, 2008, or such earlier date on which the Commitment may terminate in accordance with the terms hereof.

Person:	Has the meaning set forth in the Incorporated Agreement.

Subsidiary:	Has the meaning set forth in the Incorporated Agreement.

EXHIBIT B
FORM OF AMENDED AND RESTATED PROMISSORY NOTE
December 1, 2008
     FOR VALUE RECEIVED, the undersigned, PIEDMONT NATURAL GAS COMPANY, INC., a North Carolina corporation (the “Borrower”), hereby promises to pay to the order of BANK OF AMERICA, N.A. (the “Lender”) the principal amount of all Loans made by the Lender to the Borrower pursuant to the amended and restated letter agreement, dated as of even date herewith (such letter agreement, as it may be amended, restated, extended, supplemented or otherwise modified from time to time, being hereinafter called the “Agreement”), between the Borrower and the Lender, on the Maturity Date. The Borrower further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Agreement.
     This promissory note constitutes an amendment and restatement in its entirety of the promissory note dated October 27, 2008, payable by the Borrower to the Lender (the “Original Note”) and is executed and delivered by the Borrower, and received by the Lender, in substitution for, the Original Note and is not intended to constitute a novation of the Original Note.
     The loan account records maintained by the Lender shall at all times be conclusive evidence, absent manifest error, as to the amount of the Loans and payments thereon; provided, however, that any failure to record any Loan or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to the Loans.
     This promissory note is the promissory note referred to in, and is entitled to the benefits of, the Agreement, which Agreement, among other things, contains provisions for acceleration of the maturity of the Loans evidenced hereby upon the happening of certain stated events and also for prepayments on account of principal of the Loans prior to the maturity thereof upon the terms and conditions therein specified.
     Unless otherwise defined herein, terms defined in the Agreement are used herein with their defined meanings therein. This promissory note shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

PIEDMONT NATURAL GAS COMPANY, INC.

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